Pacific Select Fund NSAR 12-31-11

EXHIBIT 77Q1(e) COPIES OF ANY NEW OR AMENDED REGISTRANT
INVESTMENT ADVISORY CONTRACTS



The following documents are included in Registrant's Form Type Type N1A/A, Accession No. 0000950123-12-000429 filed on January 6, 2012, and incorporated by reference herein:

Form of Schedule A to Advisory Agreement - Emerging Markets Debt and Floating Rate Income Portfolios

Form of Subadvisory Agreement - Ashmore Investment management Limited

                                  SCHEDULE A
                                      TO
       ADVISORY AGREEMENT, DATED JANUARY 1, 2005 (EFFECTIVE MAY 1, 2012)

                                           ANNUAL INVESTMENT ADVISORY FEE
                                        (as a percentage of average daily net
               PORTFOLIO                               assets)
               ---------                -------------------------------------

 Portfolio Optimization Conservative    0.10%
 Portfolio Optimization
   Moderate-Conservative
 Portfolio Optimization Moderate
 Portfolio Optimization Growth
 Portfolio Optimization
   Aggressive-Growth

 International Value                    0.65% of first $4 billion
 Mid-Cap Equity                         0.63% on excess

 Mid-Cap Value                          0.70% of first $1 billion
                                        0.65% of next $1 billion
                                        0.60% on excess

 International Small-Cap                0.85% of first $1 billion
                                        0.82% of next $1 billion
                                        0.79% of next $2 billion
                                        0.77% of excess

 Dividend Growth                        0.70% of first $100 million
                                        0.66% on next $900 million
                                        0.63% on next $3 billion
                                        0.61% on excess

 Main Street(R) Core                    0.45% of first $4 billion
                                        0.43% on excess

 American Funds(R) Asset Allocation     0.75% of first $1 billion
 American Funds(R) Growth-Income        0.72% of next $1 billion
 American Funds(R) Growth               0.69% of next $2 billion
 Floating Rate Loan                     0.67% of excess
 Small-Cap Value
 Small-Cap Equity

 Technology                             0.90% of first $1 billion
 Health Sciences                        0.87% of next $1 billion
                                        0.84% of next $2 billion
                                        0.82% of excess

 Short Duration Bond                    0.40% of first $4 billion
 Diversified Bond                       0.38% on excess
 Managed Bond
 Inflation Managed
 High Yield Bond

 Growth LT                              0.55% of first $4 billion
                                        0.53% on excess

 Focused 30                             0.75% of first $100 million
 Large-Cap Growth                       0.71% on next $900 million
 Comstock                               0.68% on next $3 billion
                                        0.66% on excess

 Small-Cap Growth                       0.60% of first $4 billion
                                        0.58% on excess

 International Large-Cap                0.85% of first $100 million
                                        0.77% on next $900 million
                                        0.75% on next $3 billion
                                        0.73% on excess

 Equity Index                           0.05% of first $4 billion
                                        0.03% on excess

 Small-Cap Index                        0.30% of first $4 billion
                                        0.28% on excess

 Emerging Markets                       0.80% of first $4 billion
                                        0.78% on excess

                                           ANNUAL INVESTMENT ADVISORY FEE
                                        (as a percentage of average daily net
               PORTFOLIO                               assets)
               ---------                -------------------------------------

 Inflation Protected                    0.40% of first $200 million
                                        0.35% of next $800 million
                                        0.34% of next $1 billion
                                        0.33% on excess

 Cash Management                        0.20% of first $250 million
                                        0.15% of next $250 million
                                        0.10% of next $3.5 billion
                                        0.08% on excess

 Large-Cap Value                        0.65% of first $100 million
                                        0.61% on next $900 million
                                        0.58% on next $3 billion
                                        0.56% on excess

 Mid-Cap Growth                         0.70% of first $4 billion
                                        0.68% on excess

 Real Estate                            0.90% of first $100 million
                                        0.82% on next $900 million
                                        0.80% on next $3 billion
                                        0.78% on excess

 Long/Short Large-Cap                   1.00% on the first $4 billion
                                        0.98% on excess

 Floating Rate Income                   0.65% of first $1 billion
                                        0.62% of next $1 billion
                                        0.59% of next $2 billion
                                        0.57% on excess

 Emerging Markets Debt                  0.785% of first $1 billion
                                        0.755% on next $1 billion
                                        0.725% on next $2 billion
                                        0.705% on excess

             PACIFIC DYNAMIX PORTFOLIOS AND UNDERLYING PORTFOLIOS
             ----------------------------------------------------
                                            ANNUAL INVESTMENT ADVISORY FEE
                                         (as a percentage of average daily net
               PORTFOLIO                                assets)
               ---------                 -------------------------------------

 Pacific Dynamix - Conservative Growth   0.20%
 Pacific Dynamix - Moderate Growth
 Pacific Dynamix - Growth

 PD Large-Cap Value Index                0.14% of first $300 million
 PD Large-Cap Growth Index               0.12% on excess
 PD Small-Cap Value Index
 PD Small-Cap Growth Index

 PD Aggregate Bond Index                 0.16% of first $50 million
                                         0.15% on next $50 million
                                         0.14% on excess

 PD High Yield Bond Index                0.35% of first $50 million
                                         0.22% on next $50 million
                                         0.14% on excess

 PD International Large-Cap              0.25% of first $100 million
                                         0.20% on excess

 PD Emerging Markets                     0.60% of first $50 million
                                         0.35% on excess

EFFECTIVE: MAY 1, 2012

IN WITNESS WHEREOF, the parties hereto have caused this Schedule A to be executed by their officers designated below on the date written above.

PACIFIC LIFE FUND ADVISORS LLC

By:     /s/ Howard T. Hirakawa              By:     /s/ Laurene E. MacElwee
        ----------------------------------          ---------------------------------
Name:   Howard T. Hirakawa                  Name:   Laurene E. MacElwee
Title:  VP, Fund Advisor Operations         Title:  VP & Assistant Secretary


PACIFIC SELECT FUND

By:     /s/ Howard T. Hirakawa              By:     /s/ Laurene E. MacElwee
        ----------------------------------          ---------------------------------
Name:   Howard T. Hirakawa                  Name:   Laurene E. MacElwee
Title:  Vice President                      Title:  VP & Assistant Secretary